Exhibit 10.33

PACIFIC ARCHITECTS AND ENGINEERS INCORPORATED

2016 PARTICIPATION PLAN

TERMINATION AGREEMENT

[●]

Dear [NAME],

As you may know, Shay Holding Corporation, a Delaware corporation and parent of Pacific Architects and Engineers, LLC (successor to Pacific Architects and Engineers Incorporated), a Delaware limited liability company (the “Company”), Gores Holdings III, Inc., a Delaware corporation (“Parent”), and certain other parties are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will ultimately become a subsidiary of Parent (the “Transaction”). Capitalized terms used but not defined in this letter have the meanings given to them in the Merger Agreement. The Committee (as defined in the Pacific Architects and Engineers Incorporated 2016 Participation Plan (the “Plan”)) has determined that immediately prior to the Transaction, and consistent with the terms of the Plan, it will terminate the Plan effective immediately prior to the Closing and you will have no rights under the Plan following such time. For the avoidance of doubt, if the Closing does not occur prior to the termination of the Merger Agreement, the terms of this letter shall be of no further force or effect.

This letter, which is being entered into contemporaneously with the Merger Agreement, sets forth our mutual agreement concerning the treatment of any performance units that were granted to you under the Plan (the “Performance Units”). By signing below, you acknowledge and agree that the Performance Units will terminate in their entirety effective immediately prior to the Closing and that you will have no right to any payment with respect to the Performance Units upon the Closing or at any time thereafter, other than the payment set forth in this letter. The amount of such payment will equal the product of (x) the number of outstanding Performance Units held by you as of the time immediately prior to the their termination in accordance with this letter multiplied by (y) an amount equal to (i)(A) the Qualifying Event Value (defined below) plus $180,549,521 plus $80,000,000 divided by (B) $423,071,496 minus (ii) the grant value specified in your Performance Unit grant agreement, as determined by the Committee prior to the Closing (such amount, the “Cash Payment”). You hereby acknowledge that such amount satisfies the Company’s obligations to you with respect to your Performance Units. Subject to your execution of this letter, and in consideration of the waiver and release that follows, the Company will pay the Cash Payment, less tax withholdings required by applicable law, to you in a lump sum promptly following the Closing (and in no event later than 30 days following the Closing).

For purposes of this letter, “Qualifying Event Value” means an amount equal to (a) Parent Cash as of the Closing (after giving effect to any payments to be made in connection with the Parent Stockholder Redemption) minus (b) the Parent Transaction Costs, to the extent not paid prior to the Closing, minus (c) the Deleveraging Amount, minus (d) the Estimated Company Transaction Costs Adjustment Amount.

By signing below, as of the Closing, you hereby unconditionally and irrevocably waive, release and discharge the Company and its affiliates (both current and future) from any and all claims, set-offs, demands, obligations, rights, privileges and preferences of any kind or nature whatsoever arising from or in any way connected with or related to the Plan and Performance Units (other than the right to receive the Cash Payment under this letter agreement), including, but not limited to, any related tax liability. You acknowledge that you may hereafter discover facts in addition to or different from those which you now know or believe to be true with respect to the Plan or Performance Units, but it is your intention to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, which do now exist, may exist or heretofore have existed between you and the Company or its affiliates (both current and future) with respect to the Plan or Performance Units.

Sincerely,

PACIFIC ARCHITECTS AND ENGINEERS, LLC

By:
Name:
Its:

ACKNOWLEDGED AND AGREED:

PARTICIPANT

[NAME]